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EXHIBIT 99.1

NEWS RELEASE

                                                  For Immediate Release

                                                  HOSPIRA MEDIA
                                                  Tareta Adams
                                                  (224) 212-2535

                                                  FINANCIAL COMMUNITY
                                                  Lynn McHugh
                                                  (224) 212-2363


                                                  ICU MEDICAL
                                                  MEDIA AND FINANCIAL COMMUNITY
                                                  Francis J. O'Brien
                                                  (949) 366-2183

                                                  John F. Mills
                                                  Integrated Corporate Relations
                                                  (310) 395-2215



  HOSPIRA AND ICU MEDICAL SIGN MANUFACTURING, COMMERCIALIZATION AND DEVELOPMENT
                      AGREEMENT FOR CRITICAL CARE PRODUCTS


         LAKE FOREST, Ill., and SAN CLEMENTE, Calif., Feb. 28, 2005 -- Hospira, Inc. (NYSE: HSP), one of the largest hospital products manufacturers in the United States, and ICU Medical, Inc. (Nasdaq: ICUI), a leading manufacturer of custom intravenous (I.V.) systems, today announced a strategic manufacturing, commercialization and development agreement for Hospira's critical care product line. ICU Medical will purchase Hospira's Salt Lake City manufacturing facility, and related capital equipment and inventory, for approximately $35 million in cash,

         ICU will assume responsibility for manufacturing the critical care products currently produced at the plant. Hospira will continue to sell the critical care products under the Hospira label, and retain commercial responsibility -- including sales, marketing, customer contracting, customer service and distribution.

         The two companies also have committed to joint product development efforts on the critical care product line, which includes medical devices such as catheters, angiography kits and cardiac monitoring systems.

         "Combining Hospira's sales and marketing efforts with ICU Medical's unique expertise in cost-efficient custom manufacturing better positions us to meet our customers' evolving needs for more specialized critical care products," said John Arnott, senior vice president, Global Commercial Operations, Hospira. "This partnership also provides a strong foundation for future product advancements in the critical care area."

         This new partnership builds on a 10-year relationship between Hospira and ICU. The completion of the transaction is subject to customary closing conditions and is expected to close by early second quarter. The deal is expected to result in a pre-tax charge to Hospira of approximately $20 million. The charge primarily relates to Hospira's expected obligations to be assumed under its agreement with ICU as well as a loss on the sale of assets at closing. Excluding the charge, the deal is not expected to impact the results of Hospira's 2005 ongoing operations.

         "We are thrilled with this opportunity to further expand our portfolio of custom product offerings and strengthen our relationship with Hospira by working jointly on future development efforts for custom critical care products," said George Lopez, M.D., chairman and president, ICU Medical. "This transaction is an ideal means to capitalize on the expanding custom critical care market and ICU's core competencies in custom manufacturing."


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HOSPIRA AND ICU MEDICAL SIGN MANUFACTURING,
COMMERCIALIZATION AND DEVELOPMENT AGREEMENT FOR CRITICAL CARE PRODUCTS
PAGE 2

ABOUT ICU MEDICAL

         ICU Medical develops, manufactures and sells medical connectors and custom intravenous systems. The company's patented manufacturing method of producing and delivering low-cost, high-quality custom products fast and cost effectively has made it a leader in the custom I.V. system field.

ABOUT HOSPIRA

         Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness(TM) by developing, manufacturing and marketing products that help improve the safety and efficacy of patient care. Created from the core global hospital products business of Abbott Laboratories, Hospira is a new company with 70 years of service to the hospital industry. The company's portfolio includes: one of the industry's broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals in hospitals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered in Lake Forest, Ill., north of Chicago, Hospira has more than 14,000 employees and 15 manufacturing facilities worldwide. Hospira's news releases and other information can be found at www.hospira.com.

              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 --
                 A CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

         SOME STATEMENTS IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. HOSPIRA AND ICU MEDICAL CAUTION THAT THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS THAT MAY AFFECT HOSPIRA OR ICU MEDICAL OPERATIONS AND MAY CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM EXPECTATIONS INCLUDE THE RISKS AND UNCERTAINTIES SET FORTH IN THE INFORMATION STATEMENT UNDER THE HEADING "RISK FACTORS" IN THE MOST RECENT VERSION OF THE HOSPIRA FORM 10 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC), AS WELL AS THE RISKS AND UNCERTAINTIES SET FORTH IN ICU MEDICAL'S CURRENT REPORT ON FORM 8-K, DATED FEB. 15, 2002, FILED WITH THE SEC; BOTH OF WHICH ARE INCORPORATED BY REFERENCE. HOSPIRA AND ICU MEDICAL UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO FORWARD-LOOKING STATEMENTS AS THE RESULT OF SUBSEQUENT EVENTS OR DEVELOPMENTS.

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